UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2010

HELIX BIOMEDIX, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	033-20897-D	91-2099117
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

22118 20th Avenue SE, Suite 204

Bothell, Washington 98021

(425) 402-8400

(Address and telephone number of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 22, 2010, Helix BioMedix, Inc. (the “Company”) entered into a Convertible Promissory Note Conversion and Warrant Exercise Agreement (the “Conversion and Exercise Agreement”) with RBFSC, Inc. (“RBFSC”), pursuant to which (i) RBFSC amended and converted $3,665,424.66 of aggregate principal amount and accrued interest as of November 22, 2010 of its 8% Convertible Promissory Note due July 1, 2011 into 6,109,041 shares of the Company’s Common Stock at a conversion price of $0.60 per share, which Note was previously voluntarily convertible at and as of its maturity date at a conversion price of $1.00 per share; (ii) RBFSC amended and converted $2,326,334.25 of aggregate principal amount and accrued interest as of November 22, 2010 of its 8% Convertible Promissory Note due July 1, 2013 into 3,877,223 shares of the Company’s Common Stock at a conversion price of $0.60 per share, which Note was previously voluntarily convertible at and as of its maturity date at a conversion price of $0.80 per share; (iii) RBFSC amended and exercised for cash its Warrant issued on June 27, 2008 for 1,500,000 shares of the Company’s Common Stock at an exercise price of $0.50 per share, thereby doubling the number of shares of Common Stock subject to the original Warrant and reducing by half the exercise price thereof; (iv) RBFSC amended and exercised for cash its Warrant issued on March 10, 2010 for 1,100,000 shares of the Company’s Common Stock at an exercise price of $0.40 per share, thereby doubling the number of shares of Common Stock subject to the original Warrant and reducing by half the exercise price thereof; and (v) the Company agreed to comply with the requirements for “qualified small business stock” under Section 1202 of the Internal Revenue Code of 1986, as amended. Frank T. Nickell, who beneficially owned approximately 30.7% of the Company’s outstanding Common Stock as of March 18, 2010, is the president and a director of RBFSC, and upon consummation of the transactions contemplated by the Conversion and Exercise Agreement, Mr. Nickell beneficially owned approximately 50.4% of the Company’s outstanding Common Stock as of November 22, 2010.

Item 1.02	Termination of a Material Definitive Agreement.

Pursuant to the terms of the Conversion and Exercise Agreement described in Item 1.01 above, upon conversion of RBFSC’s 8% Convertible Promissory Note due July 1, 2011 and 8% Convertible Promissory Note due July 1, 2013 and upon exercise of RBFSC’s Warrants issued on June 27, 2008 and March 10, 2010, such Notes and Warrants were thereby terminated in their entirety.

Item 3.02	Unregistered Sales of Equity Securities.

Pursuant to the terms of the Conversion and Exercise Agreement described in Item 1.01 above, on November 22, 2010, the Company issued an aggregate of 12,586,264 shares of the Company’s Common Stock to RBFSC, which issuance was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

Item 5.01	Changes in Control of Registrant.

See Item 1.01 above for a description of the Conversion and Exercise Agreement, upon consummation of which Frank T. Nickell beneficially owned approximately 50.4% of the Company’s outstanding Common Stock as of November 22, 2010.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Form of Convertible Promissory Note Conversion and Warrant Exercise Agreement dated as of November 22, 2010 by and between Helix BioMedix, Inc. and RBFSC, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIX BIOMEDIX, INC.

Dated: November 24, 2010	By:	/s/ R. Stephen Beatty
R. Stephen Beatty
President and Chief Executive Officer